UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2007, Dollar Tree Stores, Inc. (the “Company”) entered into an accelerated share repurchase program with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase $150 million of the Company’s common stock. This accelerated share repurchase program is part of the execution of a repurchase program authorized by the Company’s board of directors to repurchase up to $500 million of common shares that was previously announced on November 21, 2006.

The material terms of the agreement are described below:

This is a collared transaction in which the Company has agreed to repurchase for $150 million a number of shares to be determined based on the volume weighted average share price of the Company’s common stock during a specified period of time, subject to certain provisions that establish a minimum and maximum number of shares that may be repurchased. The minimum number of shares the Company has agreed to repurchase will be determined by dividing $150 million by approximately 110% of the volume weighted average share price of the Company’s common stock less one dollar over a period of up to four months following execution of the agreement. The maximum number of shares subject to repurchase will be determined by dividing $150 million by approximately 95% of the volume weighted average share price less one dollar over the same time period. Goldman Sachs will deliver 70% of the minimum number of shares to the Company within two weeks of the March 29, 2007 execution date. Up to four months after the initial execution date, the Company will receive additional shares from Goldman Sachs depending on the volume weighted average price of the shares during that period, subject to the maximum share delivery provisions of the agreement.

Under the agreement, the Company will pay $150 million to Goldman Sachs on April 3, 2007 and initially receive approximately 2.6 million common shares. Thereafter, the Company has no other obligations under the collared agreement to pay additional amounts or deliver shares to Goldman Sachs. In certain circumstances the completion date of the agreement may be shortened or extended from the period described above.

Shares repurchased under the accelerated stock repurchase program will be retired.

From time to time the Company engages Goldman Sachs as an advisor for investment banking and other corporate activities. In addition, Goldman Sachs Asset Management, L.P. owns approximately 1.6% of the outstanding common shares of the Company as of the latest reporting period.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release concerning the accelerated share repurchase program after the market close on March 29, 2007. The contents of such press release (attached to this Current Report on Form 8-K as Exhibit 99.1) are hereby incorporated by reference and furnished under this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated March 29, 2007 issued by Dollar Tree Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE STORES, INC.

Date: April 2, 2007	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger
Chief Financial Officer

EXHIBITS

Exhibit 99.1 -  Press release dated March 29, 2007 issued by Dollar Tree Stores, Inc.